                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                  FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.


     Pursuant to a regularly called meeting of stockholders and directors of FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation, held on the 19th day of February, 1986, the following Restated Articles of Incorporation were duly adopted:

                                       I.

     The name of the corporation is FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

                                       II.

     The period of its duration is perpetual.

                                      III.

     The purposes for which it is organized are:

          (a) To buy or otherwise acquire, own, hold, manage and control real and personal property of every description, including its own stock and stock in any other corporations, and to sell, transfer and convey or encumber or lease, or otherwise dispose of such property or any part thereof;

          (b) To do generally any and all things necessary or desirable in connection with any of the business of the corporation as hereinabove specifically set out;

          (c) To engage in any other lawful business not prohibited by the Montana Business Corporation Act.

                                       IV.

     The total authorized stock of the Corporation is as follows: 5,100,000 shares, of which 100,000 shares shall be Preferred Shares without par value ("Preferred Shares"), and 5,000,000 shares shall be Common Shares, without par value ("Common Shares").

A.   Preferred Shares.

     (1) Priority. The preferred Shares are senior to Common Shares with respect to dividends and with respect to the distributive amounts to which the holders of the Preferred Shares are entitled upon liquidation, dissolution or winding up of the Corporation.

     (2) Issuance in Series. The Preferred Shares may be issued from time to time in one or more series, each of which series shall have such designation and such relative rights, voting power, preferences and restrictions as are hereinafter determined and stated by the Board of Directors in the resolution or resolutions authorizing the creation of shares of such series.

     All Preferred Shares shall be of equal rank and shall be identical, except in respect of the particulars that may be determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects to the dates from which dividends thereon shall be cumulative. Preferred Shares shall be issued only as fully paid and nonassessable shares.

     Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV, to authorize the issuance of Preferred Shares in one or more series, and to determine and state, by the resolution or resolutions authorizing the creation of each series:

     (a) The designation of the series and the number of shares which shall constitute such series, which number may be altered from time to time by like action of the Board of Directors in respect of shares then unissued;

     (b)  The annual rate of dividends payable on the shares of such series;

     (c) The price or prices per share at which the shares of such series shall be redeemable;

     (d) The amount payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the Corporation;

     (e) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

     (f) Whether or not the shares of such series shall be convertible into shares of any other class or classes or any other series of the same class of the Corporation and, if made so convertible, the conversion price or prices and the manner of making such conversion; and

     (g) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

     (3) Dividends. Before any dividends on Common Shares shall be paid or declared and set apart for payment (other than dividends payable in Common Shares of the corporation), the holders of the Preferred Shares of each series shall be entitled to receive, out of any funds legally available for such purpose, cash dividends at the annual rate for such series theretofore fixed by the Board of

Directors as hereinbefore provided, and no more, payable quarterly on such dates as may be fixed in the resolution or resolutions adopted by the Board of Directors authorizing the creation of such series. Such dividends shall be cumulative in the case of shares of each particular series:

     (a) If issued prior to the record date for the first dividend on shares of such series, then from and including the date fixed for such purpose by the Board of Directors in the resolution or resolutions creating such series;

     (b) If issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from and including such last mentioned dividend payment date;

     (c) Otherwise from and including the quarterly dividend payment date next preceding the date of issue on such shares.

No dividend shall be paid or declared and set apart for payment upon any Preferred Shares of any series for any series for any quarterly dividend period unless at the same time a like proportionate dividend for the same or comparable quarterly period, ratable in proportion to the annual dividend rates fixed therefor, shall be paid or declared and set apart for payment upon all Preferred Shares of all series then issued and outstanding.

     In no event shall any dividend be paid or declared, nor shall any distribution be made, on the Common Shares of the Corporation, nor shall any Common Shares be purchased, redeemed or otherwise acquired by the Corporation for value, nor shall any monies be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any Common Shares of the Corporation unless all dividends on the Preferred Shares of all series for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, and unless all accrued sinking fund obligations, if any, of the Corporation shall have been satisfied in respect of each series for which a sinking fund has been provided for in the resolution or resolutions authorizing the creation of such series.

     In no event shall any Preferred Shares be purchased, redeemed or otherwise acquired by the Corporation for value, nor shall any monies be paid or set aside as a sinking fund for the benefit of any series of Preferred Shares unless all dividends on the Preferred Shares of all series for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, except in the event all of the Preferred Shares shall be called for redemption.

     Subject to the provisions of this Article IV and not otherwise, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefor, upon the then outstanding Common Shares of the Corporation, and the holders of the Preferred Shares shall not be entitled to participate in any such dividends.

     (4) Redemption. The Preferred Shares of any and all series may be redeemed as a whole at any time or in part from time to time (unless the resolution or resolutions authorizing the creation of a series shall specify the first date upon which shares of such series may be redeemed, in which event shares of such series shall not be redeemable until such date) at the option of the Corporation by resolution of the Board of Directors at the applicable redemption price for the shares of such series as determined by the Board of Directors in the resolution or resolutions authorizing the creation of such series, together with an amount equal to accrued and unpaid dividends thereon to the redemption date. If less than all the outstanding Preferred Shares of any series are to be redeemed, the redemption may be made either by lot or pro rata in such manner as the Board of Directors may prescribe.

     Notice of every redemption of Preferred Shares shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they appear on the stock books of the Corporation, not less than thirty (30) and not more than sixty (60) days prior to the date fixed for redemption.

     (5) Dissolution, Liquidation and Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of Common Shares of the Corporation, the holders of the shares of each series of Preferred Shares shall be entitled to be paid in full the respective amounts fixed by the Board of Directors in the resolution or resolutions authorizing the issue of such series, (which amounts may vary depending upon whether the dissolution, liquidation or winding up is voluntary or involuntary), together in either event with a sum, in the case of each share, equal to the accrued and unpaid dividends thereon to the date fixed for such distribution or payment. If such distribution or payment shall have been made to the holders of the Preferred Shares, or monies made available for such payments in full, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Shares of the Corporation to the exclusion of the holders of Preferred Shares of any and all series, as hereinafter provided. If the assets available are not sufficient to pay in full the amounts so payable to the holders of all outstanding Preferred Shares, the holders of all series of such shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of any of the provisions of this paragraph.

     (6) Voting Rights. Each holder of record of Preferred Shares shall be entitled to as many votes as are provided for by the resolution or resolutions authorizing the creation of one or more series of Preferred Shares for each such share held by him. Except as otherwise required by law or by the Articles of Incorporation of the Corporation or by the resolution or resolutions authorizing the creation of one or more series of Preferred Shares, the vote of the holders of all or any portion of any class or series of Preferred Shares, as a class or series, shall not be required, but instead voting shall be without distinction between classes or series.

B.   Common Shares.

     (1) Dividends. Subject to the provisions of this Article IV pertaining to Preferred Shares and not otherwise, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefor, upon the then outstanding Common Shares of the Corporation and only the holders of the particular class of stock upon which the dividends are declared shall be entitled to participate in any such dividends.

     (2) Voting Rights. Each holder of record of Common Shares shall be entitled to one vote for each such share held by such holder. The holders of Common Shares shall have exclusive voting power except as may be provided by holders of the Preferred Shares pursuant to paragraph (A) of this Article IV of these Articles of Incorporation.

     (3) Dissolution, Liquidation or Winding up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment in full of the amounts which the Preferred Shareholders are entitled to receive in such event, the remaining assets of the Corporation shall be distributed ratably to the holders of the Common Shares.

                                       V.

     At the time of the adoption of these Restated Articles of Incorporation, the aggregate number of shares of stock issued by the Corporation is 1,433,936 shares of Common Stock; there are no outstanding shares of Preferred Stock.

                                       VI.

     The address of the Corporation's registered office at the time of the adoption of these Restated Articles of Incorporation is 401 North 31st Street, Billings, Montana 59101. The name of the registered agent at such address at the time of the adoption of the Restated Articles of Incorporation is Richard C. Fellows.

                                      VII.

     The number of directors at the date of the adoption of the Restated Articles of Incorporation was ten (10).

                                      VIII.

     These Restated Articles of Incorporation supesede the heretofore existing Articles of Incorporation and amendments thereto.

     Dated this 19th day of February, 1986.


                                             FIRST INTERSTATE BANCSYSTEM OF
Attest:                                      MONTANA, INC.

/s/ William G. Wilson                        By /s/ Thomas W. Scott
-----------------------------------             --------------------------------
          Its Secretary                                    Its President

(SEAL)
                                       -9-

STATE OF MONTANA         )
                         ) ss.
County of Yellowstone    )

     THOMAS W. SCOTT, being first duly sworn upon his oath, deposes and says:

     That he is the President of FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., and that he executed the foregoing instrument for and on behalf of said Corporation; that he knows the contents thereof and the same are true of his own knowledge.


                                        /s/ Thomas W. Scott
                                        ----------------------------------------
                                        THOMAS W. SCOTT

     Subscribed and sworn to before me this 19th day of February, 1986.

                                        /s/ Diane Boyett
                                        ----------------------------------------
                                        Notary Public for the State of Montana
                                        Residing at Billings, Montana
(SEAL)                                  My commission expires  3-25-87
                                                              ---------

          STATEMENT WITH RESPECT TO RESTATED ARTICLES OF INCORPORATION
                                       OF
                  FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation, acting by and through THOMAS W. SCOTT, President of the Corporation, and WILLIAM G. WILSON, Secretary of the Corporation, certifies as follows:

     1. The name of the corporation is FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

     2. On February 7, 1986, the Board of Directors adopted a resolution setting forth proposed Restated Articles of Incorporation, and directing the proposed Restated Articles of Incorporation be submitted to a vote at a meeting of shareholders.

     3. On February 7, 1986, written notice of a special meeting of shareholders called for February 19, 1986 was mailed to each shareholder of record. The notice set forth the purpose of the shareholders' meeting to adopt Restated Articles of Incorporation to authorize issuance of 100,000 shares of preferred stock.

     4. The shareholders adopted the Restated Articles of Incorporation on February 19, 1986 at the special meeting of shareholders held pursuant to the notice given on February 7, 1986.

     5. The number of shares of the Corporation outstanding at the time of the adoption of the Restated Articles of Incorporation was 1,433,936. All of the outstanding shares were entitled to vote on the adoption of the Restated Articles of Incorporation. There was only one class of stock outstanding.

     6. The number of shares voted for the adoption of the Restated Articles of Incorporation was 1,427,951, and the number of shares voted against the adoption thereof was none (0).

     Dated:  February 19, 1986.

                                   FIRST INTERSTATE BANCSYSTEM OF
                                   MONTANA, INC.

                                   By   /s/ Thomas W. Scott
                                        ---------------------------------
                                           THOMAS W. SCOTT, President

                                   By   /s/ William G. Wilson
                                        ----------------------------------
                                           WILLIAM G. WILSON, Secretary

                       STATEMENT WITH RESPECT TO ISSUANCE
                          OF PREFERRED SHARES IN SERIES
                                       BY
                  FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.


     Pursuant to the provisions of Section 35-1-602, M.C.A., the undersigned President and Secretary of FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation, make the following statement with respect to a series of preferred stock established by resolution of the Corporation's Board of
Directors:

     1. The name of the Corporation is: FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

     2. A copy of the Resolution establishing and designating the initial series of preferred stock as Preferred Stock - Eight Percent Series and fixing and determining the relative rights and preferences of the shareholders is attached hereto as Exhibit "A" and by this reference incorporated as a part hereof.

     3.   The date of the adoption of such Resolution is February 19, 1986.

     4.   The Resolution was duly adopted by the Board of Directors.

     Dated this 19th day of February, 1986.

                                   FIRST INTERSTATE BANCSYSTEM
                                   OF MONTANA, INC.


                                   By   /s/ Thomas W. Scott
                                        -----------------------------------
                                        THOMAS W. SCOTT, President

                                   By   /s/ William G. Wilson
                                        -----------------------------------
                                        WILLIAM G. WILSON, Secretary

STATE OF MONTANA       )
                       )   ss.
County of Yellowstone  )

     THOMAS W. SCOTT, being duly sworn, deposes and says:

     That he is the President of FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., the corporation named in the foregoing Statement with Respect to Issuance of Preferred Shares in Series; that as such President he makes this verification for and on behalf of said Corporation; that he has read the foregoing and knows the contents thereof, and that the matters and things therein contained are true to the best of his knowledge and belief.

                                        /s/ Thomas W. Scott
                                        --------------------------------
                                        THOMAS W. SCOTT

     Subscribed and sworn to before me this 19th day of February, 1986.

                                        /s/ Diane Boyett
                                        --------------------------------
                                        Notary Public for the State of MT.
                                        Residing at Billings, Montana
(SEAL)                                  My commission expires 3-25-87

                       RESOLUTION OF BOARD OF DIRECTORS OF
                  FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
                                February 19, 1986

NO. 1
     WHEREAS the Articles of Incorporation of the Corporation have been restated to authorize 100,000 shares of preferred stock, to be issued in series, the terms of which are to be fixed by the Board of Directors; and

     WHEREAS the Corporation proposes to issue preferred stock in a stated amount of $3,500,000 in an Eight Percent Series, in connection with the purchase of all of the outstanding stock of First National Montana Bank of Missoula, N.A.;

     NOW, THEREFORE, IT IS RESOLVED AS FOLLOWS:

     RESOLVED, pursuant to the authority vested in the Directors by the Restated Articles of Incorporation, the Board of Directors hereby designates the initial series of preferred stock to be issued by the Corporation as Preferred Stock - Eight Percent Series, to consist of 35,000 shares, each with a stated value and issue price of $100, with the following relative rights and preferences with respect to common stock and other series of preferred stock:

     (a) DIVIDENDS. The Preferred Stock - Eight Percent Series is entitled to receive cumulative quarterly dividends payable on the first days of June, September, December, and March of each year commencing June 1, 1986, at the rate of eight percentum per annum, before any dividends are paid on the common stock. The common stock is entitled to receive all net earnings remaining after the payment of all cumulative dividends provided to be paid on the Preferred Stock - Eight Percent Series.

     (b) REDEMPTION. The Preferred Stock - Eight Percent Series is redeemable in whole or in part in the order in which the certificates are numbered at such time as the Board of Directors is of the opinion that the Corporation has sufficient primary capital pursuant to all applicable regulations to permit it to do so. The redemption price shall be the stated amount shown on the stock certificate, plus all accumulated and unpaid dividends through the redemption date which shall be the thirtieth (30th) day after written notice by the Corporation to the holder of its intention to redeem the shares. The holder shall be entitled to receive the redemption price upon surrender of the certificate therefor on or after the redemption date.


                                                                     Exhibit "A"

     (c) LIQUIDATION AND DISSOLUTION. Upon voluntary or involuntary liquidation or dissolution of the Corporation and after all the debts of the Corporation are paid, the Preferred Stock - Eight Percent Series is entitled to have assets next applied to the payment thereof at the stated value and to payment of any unpaid accumulations on the Preferred Stock - Eight Percent Series before any assets are applied to payment of the holders of the common stock. Upon dissolution of the Corporation, the common stock shall be entitled to receive all assets remaining after the payment of the Preferred Stock - Eight Percent Series at the stated value with any unpaid accumulations thereon.

     (d) SINKING FUND. No sinking fund is provided for redemption or purchase of Preferred Stock - Eight Percent Series.

     (e) CONVERSION RIGHTS. There are no provisions for conversion of Preferred Stock - Eight Percent Series to any other class of stock.

     (f) VOTING. The voting powers of the shareholders are vested exclusively in the holders of common stock; and except as provided in this and the following paragraph, the holders of Preferred Stock - Eight Percent Series, as such, shall be entitled to no voting powers whatsoever. In the event of default in the payment of dividends upon the Preferred Stock - Eight Percent Series (whether such defaults be consecutive or note), the holders of Preferred Stock - Eight Percent Series shall have equal voting power, share for share, with the holders of common stock until all dividends upon Preferred Stock - Eight Percent Series have been paid in full. The Corporation shall not be in default in the payment of any quarterly dividend which is not paid within twenty days after the end of any quarter.

     The Corporation, except as herein provided, shall not without the consent in writing of the holders of record of 100% of the outstanding Preferred Stock -Eight Percent Series or without the consent of 100% in amount given by vote at a meeting of the Preferred Stock - Eight Percent Series duly called and held for the purpose (i) change any voting powers of any class of capital stock; (ii) or change the purposes for which the Corporation is formed or the nature of the business to be transacted by it;
(iii) merge, consolidate or otherwise reorganize the Corporation (a "Reorganization") unless (1) the Corporation will be the surviving corporation in such Reorganization and will have a common shareholder's equity after the Reorganization of not less than its common shareholders' equity prior thereto; or (2) the resultant organization upon completion of the Reorganization has after completion of the Reorganization a common shareholder's equity of not less than $50,000,000 determined in accordance with generally accepted accounting principles; or (iv) create any new class of stock of the Corporation having dividend or liquidation rights and preferences superior to Preferred Stock -Eight Percent Series.

                              STATEMENT WITH RESPECT TO ISSUANCE
                                OF PREFERRED SHARES IN SERIES
                                              BY
                          FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.


     Pursuant to the provisions of Section 35-1-602, M.C.A., the undersigned President and Secretary of FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation, make the following statement with respect to the second series of preferred stock established by resolution of the Corporation's Board of Directors:

     1. The name of the Corporation is: FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

     2. A copy of the Resolution establishing and designating the second series of preferred stock as Preferred Stock - Ten/Thirteen Percent Series and fixing and determining the relative rights and preferences of the shareholders is attached hereto as Exhibit "A" and by this reference incorporated as a part hereof.

     3. The date of the adoption of such Resolution is December 13, 1988.

     Dated this 13th day of December, 1988.

                                       FIRST INTERSTATE BANCSYSTEM
                                       OF MONTANA, INC.


                                       By  /s/ Thomas W. Scott
                                          --------------------------------
                                          Thomas W. Scott, President


                                       By  /s/ James R. Scott
                                          ---------------------------------
                                          James R. Scott, Secretary


STATE OF MONTANA          )
                          : ss.
County of Yellowstone     )

     THOMAS W. SCOTT, being duly sworn, deposes and says:

     That he is the President of FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., the corporation named in the foregoing Statement with Respect to Issuance of Preferred Shares in Series; that as such President he makes this verification for and on behalf of said Corporation; that he has read the foregoing and knows the contents thereof, and that the matters and things therein contained are true to the best of his knowledge and belief.


                                        /s/ Thomas W. Scott
                                       -----------------------------------
                                       THOMAS W. SCOTT


     Subscribed and sworn to before me this 16th day of December, 1988.


                                        /s/ Amy Weik
                                       -----------------------------------
                                       Notary Public for the State of MT.
                                       Residing at Billings, Montana
                                       My commission expires 10-5-90
                                                             -------

(Seal)

                           RESOLUTION OF BOARD OF DIRECTORS OF
                        FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
                                     DECEMBER 13, 1988


NO. 1

     WHEREAS the Restated Articles of Incorporation of the Corporation authorize 100,000 shares of preferred stock, to be issued in series, the terms of which are to be fixed by the Board of Directors; and

     WHEREAS the Corporation proposed to issue preferred stock in a stated amount not to exceed $3,500,000 in a Ten to Thirteen Percent Series, in connection with refunding the existing outstanding Preferred Stock - Eight Percent Series.

     NOW, THEREFORE, IT IS RESOLVED AS FOLLOWS:

     RESOLVED, pursuant to the authority vested in the Directors by the Restated Articles of Incorporation, the Board of Directors hereby designates the second series of preferred stock to be issued by the Corporation as Preferred Stock - Ten/Thirteen Percent Series, to consist of 3,500 shares, each with a stated value and issue price of $1000, with the following relative rights and preferences with respect to common stock and other series of preferred stock:

     (a) DIVIDENDS. The Preferred Stock - Ten/Thirteen Percent Series is entitled to receive cumulative quarterly dividends payable on the last days of March, June, September and December of each year commencing March 31, 1989, at the following rates:

          Calendar Year          Rate Per Annum
          -------------          --------------

              1989                    10%
              1990                    11%
              1991                    12%
              1992                    13%

     If the Internal Revenue Code is amended to change the dividends received deduction for corporations from the current rate of 70%, the rate at which the dividends will be paid will be adjusted so as to provide the same nominal tax equivalent yield (assuming no change in the maximum corporation income tax rate) in accordance with the following formula:

     Where DRD is the new Dividend Received Deduction and R is the stated dividend rate before adjustment,

          New Dividend Rate = R x .898
                              -----------------
                              .66 + (.34 x DRD)

     All cumulative Preferred dividends shall be paid before any dividends are paid on the common stock. The common stock is entitled to receive all net earnings remaining after the payment of all cumulative dividends provided to be paid on the Preferred Stock - Ten/Thirteen Percent Series.

     (b) REDEMPTION. The Preferred Stock - Ten/Thirteen Percent Series is redeemable in whole or in part in the order in which the certificates are numbered at such time as the Board of Directors is of the opinion that the Corporation has sufficient primary capital pursuant to all applicable regulations to permit it to do so. The redemption price shall be the stated amount shown on the stock certificate, plus all accumulated and unpaid dividends through the redemption date which shall be the thirtieth (30th) day after written notice by the Corporation to the holder of its intention to redeem the shares. The holder shall be entitled to receive the redemption price upon surrender of the certificate therefor on or after the redemption date.

     (c) LIQUIDATION AND DISSOLUTION. Upon voluntary or involuntary liquidation or dissolution of the Corporation and after all the debts of the Corporation are paid, the Preferred Stock - Ten/Thirteen Percent Series is entitled to have assets next applied to the payment thereof at the stated value and to payment of any unpaid accumulations on the Preferred Stock - Ten/Thirteen Percent Series before any assets are applied to payment of the holders of the common stock. Upon dissolution of the Corporation, the common stock shall be entitled to receive all assets remaining after the payment of the Preferred Stock - Ten/Thirteen Percent Series at the stated value with any unpaid accumulations thereon.

     (d) SINKING FUND. No sinking fund is provided for redemption or purchase of Preferred Stock - Ten/Thirteen Percent Series.

     (e) CONVERSION RIGHTS. There are no provisions for conversion of Preferred stock - Ten/Thirteen Percent Series to any other class of stock.

     (f) VOTING. The voting powers of the shareholders are vested exclusively in the holders of common stock; and except as provided in this and the following paragraph, the holders of Preferred Stock - Ten/Thirteen Percent Series, as such, shall be entitled to no voting powers whatsoever. In the event of default in the payment of dividends upon the Preferred Stock - Ten/Thirteen Percent Series (whether such defaults are consecutive or note), the holders of Preferred Stock - Ten/Thirteen Percent Series shall have equal voting power, share for share, with the holders of common stock until all dividends upon preferred Stock - Ten/Thirteen Percent Series have been paid in full. The Corporation shall not be in default in the payment of any quarterly dividend which is not paid within twenty days after the end of any quarter.

     The Corporation, except as herein provided, shall not without the consent in writing of the holders of record of 100% of the outstanding Preferred Stock - Ten/Thirteen Percent Series or without the consent of 100% in amount given by vote at a meeting of the Preferred Stock - Ten/Thirteen Percent Series, duly called and held for the purpose (i) change any voting powers of any class of capital stock; (ii) or change the purposes for which the Corporation is formed or the nature of the business to be transacted by it; (iii) merge, consolidate or otherwise reorganize the Corporation (a "Reorganization") unless (1) the Corporation will be the surviving corporation in such Reorganization and will have a common shareholder's equity after the Reorganization of not less than its common shareholder's equity prior thereto; or (2) the resultant organization upon completion of the Reorganization has after completion of the Reorganization a common shareholder's equity of not less than $50,000,000 determined in accordance with generally accepted accounting principles; or (iv) create any new class of stock of the Corporation having dividend or liquidation rights and preference superior to Preferred Stock - Ten/Thirteen Percent Series.

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